AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
EXEMPTED LIMITED PARTNERSHIP AGREEMENT
OF
SOLASGLAS INVESTMENTS, LP

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Exempted Limited Partnership Agreement of Solasglas Investments, LP (the “Partnership”) dated August 30, 2018 and effective as of September 1, 2018 (the “Partnership Agreement”) is entered into on this 26th day of February 2019 and effective as of September 1, 2018. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Partnership Agreement.

PRELIMINARY MATTERS
WHEREAS, the Partners wish to amend the Partnership Agreement to revise the mechanics for calculating the Carryforward Account and Performance Allocation to take into account withdrawals from and subsequent recontributions of capital to the Partnership; and

WHEREAS, the Partnership Agreement is being amended to reflect the foregoing by the Partners in accordance with Section 8.1 of the Partnership Agreement.

NOW THEREFORE, the Partnership Agreement is hereby amended as follows:
AGREEMENT
1.Amendment to Definition of “Carryforward Account”. The definition of “Carryforward Account” in the Partnership Agreement is hereby amended as follows:
“Carryforward Account” means a memorandum account recorded in the books and records of the Partnership with respect to each Limited Partner that has an initial balance equal to the balance of the carryforward account attributable to such Limited Partner in the Prior Venture as of the Commencement Date, with such balance appropriately adjusted for amounts that are not contributed by such Limited Partner to the Partnership. From and after the Commencement Date, the Carryforward Account will be adjusted as follows:

(a)
as of the first day after the close of each Performance Period for such Limited Partner (prior to giving effect to the Performance Allocation, if any), the balance of the Carryforward Account (a) is increased by the amount, if any, equal to two and one half times such Limited Partner’s Negative Performance Change for such Performance Period with respect to all amounts in such Limited Partner’s Capital Account (not including any Recontribution Capital Account), and (b) is reduced (but not below zero) by the amount, if any, of such Limited Partner’s Positive Performance Change for such Performance Period with respect to all amounts in such Limited Partner’s Capital Account (not including any Recontribution Capital Account); and

(b)
as of the close of any Performance Period during which a Limited Partner has made a withdrawal or receives a distribution that is not made in the ordinary course of such Limited Partner’s operating activities (the amount of such withdrawals and distributions during such Performance Period being the “Relevant Amount”), if there exists a positive balance in the Carryforward Account, the Carryforward Account for such Limited Partner shall be adjusted by reducing such positive balance by an amount determined by multiplying (x) the positive balance of the Carryforward Account by (y) a fraction, of which (i) the numerator is equal to the Relevant Amount, and (ii) the denominator is equal to the balance of such Limited Partner’s Capital Account (not including any Recontribution Capital Account) at the beginning of such Performance Period.

2.Amendment to Definition of “Performance Allocation”. The definition of “Performance Allocation” in the Partnership Agreement is hereby amended as follows:
“Performance Allocation” means with respect to:

(x)	the Capital Account (not including any Recontribution Capital Account) held by a Limited Partner:

(a)
10% of the portion of the Positive Performance Change for such Capital Account, if any, determined as of the close of each Performance Period, that is less than or equal to the aggregate positive balance in the Carryforward Account related to such Capital Account, if any, as of the most recent prior date as of which adjustment has been made thereto; plus

(b)
20% of the portion of the Positive Performance Change for such Capital Account, if any, determined as of the close of each Performance Period that exceeds the aggregate positive balance in the Carryforward Account as of the most recent prior date as of which adjustment has been made thereto; and

(y)
the Recontribution Capital Account held by a Limited Partner, if any, 10% of the Positive Performance Change for such Recontribution Capital Account until such time as the balance of the Carryforward Account with respect to such Limited Partner’s Capital Account has a balance of zero (such time being the “Recovery Time”).

3.Addition of Definition of “Recontributed Amount”. Section 1.1 of the Partnership Agreement is hereby amended by the addition of the following definition:

“Recontributed Amount” means with respect to any Limited Partner, any portion of such Limited Partner’s Relevant Amounts that are subsequently recontributed to the Partnership as a capital contribution.
4.Amendment to Section 3.3. Section 3.3 of the Partnership Agreement is hereby amended as follows:
Separate Capital Accounts. The Partnership maintains a separate Capital Account for each Partner relating to its respective Interest and, as contemplated by Section 4.8, may have one or more Sub-Accounts for the purpose of engaging in Hedging Transactions; provided, however, that if a Limited Partner makes a contribution of a Recontributed Amount to the Partnership prior to such Limited Partner’s Recovery Time, the Partnership will maintain a separate Capital Account for the Recontributed Amount (a “Recontribution Capital Account”). At the Recovery Time with respect to a Limited Partner’s Capital Account, the Partnership will combine such Limited Partner’s Capital Account and its Recontribution Capital Account into one single Capital Account.
5.Effect of Amendment. On and after the date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or “herein” shall mean and be a reference to the Agreement, as amended by this Amendment. Except as specifically amended herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

6.
Governing Law. This Amendment and the rights of the Partners hereunder are governed by and construed in accordance with the laws of the Cayman Islands, without regard to the conflict of laws rules thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first above written.

GENERAL PARTNER:
DME ADVISORS II, LLC
By: /s/ Daniel Roitman
Name: Daniel Roitman
Title: Chief Operating Officer

LIMITED PARTNERS:
GREENLIGHT REINSURANCE, LTD.

By:/s/ Laura Accurso	By: /s/ Tim Courtis

Name: Laura Accurso	Name: Tim Courtis

Title: General Counsel and Secretary	Title: Chief Financial Officer

GREENLIGHT REINSURANCE IRELAND,
DESIGNATED ACTIVITY COMPANY

By: /s/ Tim Courtis	By: /s/ Patrick O'Brien

Name: Tim Courtis	Name: Patrick O'Brien

Title: Director	Title: CEO & Director

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